UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2024

Valley National Bancorp

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Penn Plaza New York, New York	10119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 305-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Common Stock, no par value	VLY	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series A, no par value	VLYPP	The Nasdaq Stock Market LLC
Non-Cumulative Perpetual Preferred Stock, Series B, no par value	VLYPO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modifications to Rights of Security Holders

On August 5, 2024, Valley National Bancorp (the “Company”) issued and sold 6,000,000 shares of 8.250% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C, no par value per share, with a liquidation preference of $25 per share (the “Series C Preferred Stock”) of the Company in a public offering under the Company’s Registration Statement on Form S-3 (File No. 333-278527) and a related prospectus, including the related preliminary and final prospectus supplements, filed with the Securities and Exchange Commission, and pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of July 29, 2024, among the Company, Valley National Bank, and Morgan Stanley & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, UBS Securities LLC, Wells Fargo Securities, LLC and Keefe, Bruyette & Woods, Inc., as representatives of the underwriters listed on Schedule A thereto.

A copy of the opinion of Gary G. Michael, Executive Vice President, General Counsel & Corporate Secretary of the Company, relating to the legality of the issuance and sale of the shares of Series C Preferred Stock, is filed as Exhibit 5.1 hereto.

On July 31, 2024, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) with the New Jersey Department of Treasury, amending the Company’s Restated Certificate of Incorporation and establishing the rights, preferences, privileges, qualifications, restrictions and limitations of the Series C Preferred Stock, which was effective upon filing. The Certificate of Amendment creates Series C Preferred Stock out of the authorized and unissued shares of preferred stock of the Company and fixes the authorized number of such shares at 6,900,000.

Dividends on the Series C Preferred Stock will accrue and be payable quarterly in arrears, at a fixed rate per annum equal to 8.250% from the date of original issue to, but excluding September 30, 2029, and thereafter at a rate per annum equal to the five-year U.S. treasury rate (as defined in the preliminary prospectus supplement relating to the offering) as of the most recent dividend payment date (as defined in the preliminary prospectus supplement) plus 4.182%.

The Series C Preferred Stock ranks (i) senior to the Company’s common stock and any class or series of the Company’s capital stock that may be issued in the future that is not expressly stated to be on parity with or senior to the Series C Preferred Stock with respect to the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Company, (ii) on parity with the Company’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B, and any class or series of the Company’s capital stock that may be issued in the future that is expressly stated to be on parity with the Series C Preferred Stock with respect to the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Company and (iii) junior to any class or series of the Company’s capital stock that may be issued in the future that is expressly stated to be senior to the Series C Preferred Stock with respect to the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Company, if such class or series is approved by the holders of at least 66 2/3% of the outstanding Series C Preferred Stock.

Under the terms of the Series C Preferred Stock, the ability of the Company to pay dividends on, make distributions with respect to, or to redeem, purchase or acquire the Company’s common stock or any other stock ranking junior to or on parity with the Series C Preferred Stock, is subject to restrictions in the event that the Company has not declared and either paid or set aside a sum sufficient for payment of full dividends on the Series C Preferred Stock for the most recently completed dividend period.

The foregoing descriptions of the Underwriting Agreement and the Series C Preferred Stock do not purport to be complete and each is qualified in its entirety by reference to the text of the Underwriting Agreement and the Certificate of Amendment, which are filed as Exhibit 1.1 and Exhibit 3.1 hereto, respectively, and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 29, 2024, by and among the Company, Valley National Bank, and Morgan Stanley & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, UBS Securities LLC, Wells Fargo Securities, LLC and Keefe, Bruyette & Woods, Inc., as representatives of the Underwriters listed on Schedule A thereto (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on July 31, 2024).

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of the Company.

5.1	Opinion of Gary G. Michael regarding the legality of the Series C Preferred Stock.

23.1	Consent of Gary G. Michael (included in Exhibit 5.1 filed herewith).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2024	VALLEY NATIONAL BANCORP

	By:	/s/ Gary G. Michael
Gary G. Michael
Executive Vice President, General Counsel & Corporate Secretary